Exhibit 99.1

Verisk Analytics, Inc., Reports Fourth-Quarter 2013 Financial Results
JERSEY CITY, N.J., February 25, 2014 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of information about risk, today announced results for the fiscal quarter and year ended December 31, 2013:
Financial Highlights
All numbers referring to continuing operations reflect the sale of Interthinx which was announced on February 6, 2014.
See Tables 4 and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.

•
Diluted GAAP earnings per share (diluted GAAP EPS) were $0.51 for fourth-quarter 2013, and diluted adjusted earnings per share (diluted adjusted EPS) were $0.56. Diluted adjusted EPS from continuing operations were $0.55 for fourth-quarter 2013, versus $0.62 in the same period in 2012. The decline in diluted adjusted EPS from continuing operations was primarily due to certain tax benefits in the fourth-quarter of 2012 which did not recur in 2013. For the fiscal year ended December 31, 2013 diluted GAAP EPS were $2.02 and diluted adjusted EPS from continuing operations were $2.21. These compare to $1.92 and $2.03 for the fiscal year ended December 31, 2012, respectively.

•
Total revenue from continuing operations increased 7.3% in the fourth quarter and 13.3% for fiscal year 2013. Excluding the impact of recent acquisitions, revenue from continuing operations grew 7.3% for fourth-quarter 2013 and 8.5% for fiscal year 2013. Revenue growth from continuing operations in the fourth quarter was driven by a 7.6% increase in Decision Analytics revenue from continuing operations and a 6.7% growth in Risk Assessment revenue.

•
EBITDA from continuing operations increased 1.4% to $189.3 million for fourth-quarter 2013, with EBITDA margin, from continuing operations, of 45.4%. For fiscal year 2013, EBITDA from continuing operations increased 11.0% to $744.8 million, with EBITDA margin, from continuing operations, of 46.7%.

•
Net income was $87.2 million for fourth-quarter 2013 and adjusted net income from continuing operations was $95.3 million, a decrease of 11.3% and 11.5%, respectively, versus the comparable periods in 2012. Net income was $348.4 million and adjusted net income from continuing operations was $381.8 million for fiscal year 2013, an increase of 5.8% and 9.5% versus 2012.

•
In fourth-quarter 2013, the company repurchased a total of $116.9 million of its common stock under its existing repurchase program. For fiscal 2013, total repurchases were $278.9 million, and as of December 31, 2013, the company had $165.3 million remaining under its share repurchase authorization.

Scott Stephenson, president and chief executive officer, said, “Our fourth-quarter results were in-line with our expectations, reflecting good execution across our businesses. For the full year, the revenue growth rate of our insurance-facing businesses accelerated versus the prior year, as we had anticipated. Our healthcare business finished 2013 a little ahead of the plan we communicated on our last earnings call, as the team focused and executed well. We continue to see very strong performance from and good opportunity for Argus within financial services.”
“We were very pleased to have announced the acquisition of EagleView Technologies last month. Our merger and acquisition efforts remain disciplined, supporting our business strategy as an important complement to continuing investments in our innovation agenda. Our divestiture of Interthinx reflects our data analytics focus and our ongoing efforts around capital management.” concluded Stephenson.

Table 1: Summary of Results for 2013
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Revenues from continuing operations	$416,723	$388,481	7.3%	$1,595,703	$1,407,848	13.3%
EBITDA from continuing operations	$189,294	$186,712	1.4%	$744,807	$671,178	11.0%
Net income	$87,223	$98,299	(11.3)%	$348,380	$329,142	5.8%
Adjusted net income from continuing operations	$95,284	$107,647	(11.5)%	$381,833	$348,787	9.5%
Diluted GAAP EPS	$0.51	$0.57	(10.5)%	$2.02	$1.92	5.2%
Diluted adjusted EPS	$0.56	$0.63	(11.1)%	$2.25	$2.10	7.1%
Diluted adjusted EPS from continuing operations	$0.55	$0.62	(11.3)%	$2.21	$2.03	8.9%

Revenue
Revenue from continuing operations grew 7.3% for the quarter ended December 31, 2013, all organic, and 13.3% for fiscal year 2013. Excluding the effect of recent acquisitions (MediConnect, Argus, and Aspect Loss Prevention), revenue from continuing operations grew 8.5% for fiscal year 2013. Overall revenue growth from continuing operations was the result of single-digit growth in both Decision Analytics and Risk Assessment. For fourth-quarter 2013, Decision Analytics revenue from continuing operations represented approximately 63% of total revenue from continuing operations and 61% for fiscal year 2013.

Table 2A: Decision Analytics Revenues by Category
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Insurance	$138,045	$128,609	7.3%	$539,150	$493,456	9.3%
Financial services	22,888	18,256	25.4%	81,113	26,567	205.3%
Healthcare	77,790	72,802	6.9%	271,538	222,955	21.8%
Specialized markets	21,651	22,333	(3.1)%	85,626	85,364	0.3%
Total Decision Analytics	$260,374	$242,000	7.6%	$977,427	$828,342	18.0%

Within the Decision Analytics segment, revenue from continuing operations grew 7.6% for fourth-quarter 2013, all organic. Growth from continuing operations in the quarter was driven by a strong performance in financial services and solid contributions from insurance and healthcare. Growth in financial services from continuing operations was driven by Argus, which starting with fourth-quarter 2013, became part of the organic growth calculations.
Within the insurance category, revenue growth was 7.3% for the fourth quarter of 2013, all organic. The increase was driven by strong growth in catastrophe modeling and insurance fraud claims solutions. Loss quantification solutions also added to revenue growth. Overall growth was driven by the increased adoption of existing and new solutions and annual invoice increases for certain solutions.
In the financial services category, revenue increased 25.4% in fourth-quarter 2013, all organic and after classifying Interthinx as discontinued operations. The revenue increase was driven by demand for our analytics solutions and services.
In the healthcare vertical, revenue in the fourth quarter grew 6.9%, all organic, driven by growth across all divisions, led by Medicare Advantage related solutions.
In the specialized markets category, revenue declined 3.1% in fourth-quarter 2013. Good growth in commercial weather and climate analytics and environmental health and safety solutions was more than offset by lower activity related to government customers.
Table 2B: Risk Assessment Revenues by Category
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Industry-standard insurance programs	$119,157	$114,052	4.5%	$471,130	$450,646	4.5%
Property-specific rating and underwriting information	37,192	32,429	14.7%	147,146	128,860	14.2%
Total Risk Assessment	$156,349	$146,481	6.7%	$618,276	$579,506	6.7%

Within the Risk Assessment segment, revenue grew 6.7% for the quarter, all organic. The overall increase within the segment was due in part to 4.5% revenue growth in industry-standard insurance programs resulting primarily from the continued annual effect of growth in 2013 invoices effective from January 1.
Property-specific rating and underwriting information revenue increased 14.7% in the fourth quarter. Growth was a result of new sales with higher committed volumes and incremental revenue contributions due to the expiration of a revenue-sharing agreement with a technology provider in fourth-quarter 2012.

Cost of Revenue
Cost of revenue from continuing operations increased 14.5% in fourth-quarter 2013 as compared to 2012. For fiscal year 2013, cost of revenue from continuing operations increased 20.5%, and 13.4% excluding recent acquisitions. The year-over-year increase relates primarily to additional investments in people, data, and technology, especially in Decision Analytics in support of the growth of the business and investments to drive future growth.
For fourth-quarter 2013, cost of revenue from continuing operations increased 5.1% for Risk Assessment and increased 18.9% for Decision Analytics. For fiscal year 2013, cost of revenue from continuing operations increased 6.7% for Risk Assessment and 28.0% for Decision Analytics. Excluding recent acquisitions, cost of revenue from continuing operations for Decision Analytics increased 17.1% in fiscal year 2013.

Selling, General, and Administrative
Selling, general, and administrative expense, or SG&A, from continuing operations increased 8.3% in fourth-quarter 2013. For fiscal year 2013, SG&A from continuing operations increased 4.1% and 2.3% excluding recent acquisitions. The increase relates primarily to higher headcount in Decision Analytics in support of the growth of the business.
In fourth-quarter 2013, SG&A decreased 0.4% for Risk Assessment. SG&A from continuing operations grew 12.9% for Decision Analytics, reflecting higher headcount in support of the growth of the business.

For fiscal year 2013, SG&A from continuing operations decreased 4.4% for Risk Assessment and increased 8.9% for Decision Analytics. Excluding recent acquisitions, SG&A from continuing operations for Decision Analytics increased 6.2% in fiscal year 2013.

EBITDA
For fourth-quarter 2013, EBITDA from continuing operations grew 1.4% to $189.3 million, with a EBITDA margin, from continuing operations, of 45.4%. For fiscal year 2013, EBITDA from continuing operations grew 11.0% to $744.8 million, with a EBITDA margin, from continuing operations, of 46.7%.
Table 3: Segment EBITDA from Continuing Operations
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Decision Analytics	$100,188	$105,510	(5.0)%	$397,876	$354,918	12.1%
EBITDA margin, from continuing operations	38.5%	43.6%		40.7%	42.8%
Risk Assessment	$89,106	$81,202	9.7%	$346,931	$316,260	9.7%
EBITDA margin, from continuing operations	57.0%	55.4%		56.1%	54.6%
Total EBITDA from continuing operations	$189,294	$186,712	1.4%	$744,807	$671,178	11.0%
Total EBITDA margin, from continuing operations	45.4%	48.1%		46.7%	47.7%

Decision Analytics EBITDA from continuing operations declined 5.0% in fourth-quarter 2013 and Risk Assessment EBITDA grew 9.7% versus the same period in the previous year, as shown in Table 3. For fiscal year 2013, Decision Analytics EBITDA from continuing operations grew 12.1%, and Risk Assessment EBITDA grew 9.7%.
The fourth-quarter 2013 EBITDA margin, from continuing operations, for Decision Analytics decreased to 38.5% from 43.6% in fourth-quarter 2012 because of higher costs to meet transactional demand in healthcare. The fiscal year 2013 EBITDA margin from continuing operations in Decision Analytics was 40.7%, versus 42.8% in fiscal year 2012.
The fourth-quarter 2013 EBITDA margin in Risk Assessment increased to 57.0% from 55.4% in fourth-quarter 2012 as a result of the previously discussed revenue growth and good expense management. The fiscal year 2013 EBITDA margin in Risk Assessment was 56.1% versus 54.6% fiscal year 2012.

Net Income and Adjusted Net Income
Net income decreased 11.3% in fourth-quarter 2013, as growth in the business was offset by the absence of tax benefits received in the prior year. Net income grew 5.8% for fiscal year 2013.
Adjusted net income from continuing operations declined 11.5% for fourth-quarter 2013 due to the reasons discussed above and increased 9.5% for fiscal year 2013. The table below sets forth a reconciliation of net income from continuing operations to adjusted net income from continuing operations and adjusted EPS from continuing operations:

Table 4: Net Income and Adjusted Net Income from Continuing Operations
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Net Income	$87,223	$98,299	(11.3)%	$348,380	$329,142	5.8%
plus: Amortization of intangibles	14,370	17,203		63,741	52,207
less: Income tax effect on amortization of intangibles	(5,461)	(6,881)		(24,222)	(20,883)
less: Discontinued operations, net of tax	(848)	(974)		(6,066)	(11,679)
Adjusted net income from continuing operations	$95,284	$107,647	(11.5)%	$381,833	$348,787	9.5%

Basic adjusted EPS from continuing operations	$0.57	$0.65	(12.3)%	$2.27	$2.10	8.1%
Diluted adjusted EPS from continuing operations	$0.55	$0.62	(11.3)%	$2.21	$2.03	8.9%

Weighted average shares outstanding (in millions)
Basic	167.9	166.8		168.0	165.9
Diluted	171.7	171.9		172.3	171.7

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $506.9 million, an increase of $38.7 million, or 8.3%, for the fiscal year ended December 31, 2013, compared to 2012. Cash provided by operations as reported was affected by the timing of excess tax benefits from exercised stock options in first-quarter 2013 and certain other tax items totaling $45.2 million and by a $72.0 million voluntary pension contribution in second-quarter 2012. Adjusted for those items, growth for the 12-month period ended December 31, 2013, was 13.7%.
The increase in cash provided by operating activities was the result of a $61.7 million increase caused by the improved profitability of the business, a $31.1 million decrease in working capital, and an $89.0 million decrease in pension and postretirement funding primarily due to the voluntary $72.0 million contribution to our pension in 2012, partially offset by a $128.6 million increase in income taxes paid and a $14.1 million increase in interest paid due to higher debt levels.
Capital expenditures were $157.5 million in fiscal year 2013, an increase of $77.8 million over the same period in 2012. Capital expenditures were 9.2% of revenue in fiscal year 2013. Net cash provided by operating activities less capital expenditures represented 46.0% of EBITDA in fiscal year 2013. Adjusted for the timing of excess tax benefits from exercised stock options in first-quarter 2013 and certain other tax items and the voluntary pension contribution in second-quarter 2012, net cash provided by operating activities less capital expenditures decreased 2.7% to $394.6 million.
Share Repurchases and Financing Activities
The company continued to balance its internal investment and acquisition initiatives with share repurchases. In fourth-quarter 2013, the company repurchased shares for a total cost of $116.9 million at an average price of $64.03. At December 31, 2013, the company had $165.3 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, February 26, 2014, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #50903360.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, EBITDA margin, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
EBITDA
Table 5 below sets forth a reconciliation of net income to EBITDA from continuing operations based on our historical results:

Table 5: EBITDA from Continuing Operations Reconciliation
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
Net income	$87,223	$98,299	(11.3)%	$348,380	$329,142	5.8%
Depreciation and amortization of fixed and intangible assets	33,841	29,287	15.5%	129,931	98,844	31.5%
Interest expense	17,650	20,613	(14.4)%	76,136	72,508	5.0%
Provision for income taxes	51,428	39,487	30.2%	196,426	182,363	7.7%
less: Discontinued operations, net of tax	(848)	(974)	(12.9)%	(6,066)	(11,679)	(48.1)%
EBITDA from continuing operations	$189,294	$186,712	1.4%	$744,807	$671,178	11.0%

EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. In previous periods, this measure also excluded investment income and realized gain on securities, net.
Although EBITDA is frequently used by securities analysts, lenders, and others in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirement for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Contact:

Media	Investor Relations
Rich Tauberman	Eva Huston
MWW Group (for Verisk Analytics)	Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
202-600-4546	201-469-2142
rtauberman@mww.com	eva.huston@verisk.com
David Cohen Director, Investor Relations and Business Analytics Verisk Analytics, Inc. 201-469-2174 david.e.cohen@verisk.com
Attached Financial Statements
Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012

	2013	2012
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$165,801	$89,819
Available-for-sale securities	3,911	4,883
Accounts receivable, net	158,547	178,430
Prepaid expenses	25,657	21,946
Deferred income taxes, net	5,077	10,397
Income taxes receivable	67,346	45,975
Other current assets	34,681	39,109
Current assets held-for-sale	13,825	—
Total current assets	474,845	390,559
Noncurrent assets:
Fixed assets, net	233,373	154,084
Intangible assets, net	447,618	520,935
Goodwill	1,181,681	1,247,459
Pension assets	60,955	—
Other assets	20,034	47,299
Noncurrent assets held-for-sale	85,945	—
Total assets	$2,504,451	$2,360,336
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$188,264	$187,648
Short-term debt and current portion of long-term debt	4,448	195,263
Pension and postretirement benefits, current	2,437	1,734
Fees received in advance	226,581	200,705
Current liabilities held-for-sale	9,449	—
Total current liabilities	431,179	585,350
Noncurrent liabilities:
Long-term debt	1,271,439	1,266,162
Pension benefits	13,007	38,655
Postretirement benefits	2,061	2,627
Deferred income taxes, net	198,604	133,761
Other liabilities	36,043	78,190
Noncurrent liabilities held-for-sale	4,529	—
Total liabilities	1,956,862	2,104,745
Commitments and contingencies
Stockholders’ equity:
Verisk Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 167,457,927 and 167,727,073 outstanding, respectively	137	137
Unearned KSOP contributions	(306)	(483)
Additional paid-in capital	1,202,106	1,044,746
Treasury stock, at cost, 376,545,111 and 376,275,965 shares, respectively	(1,864,967)	(1,605,376)
Retained earnings	1,254,107	905,727
Accumulated other comprehensive losses	(43,488)	(89,160)
Total stockholders’ equity	547,589	255,591
Total liabilities and stockholders’ equity	$2,504,451	$2,360,336

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2013 and 2012

(In thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Revenues	$416,723	$388,481	$1,595,703	$1,407,848
Expenses:
Cost of revenues (exclusive of items shown separately below)	170,156	148,553	622,523	516,708
Selling, general and administrative	57,679	53,284	228,982	220,068
Depreciation and amortization of fixed assets	19,471	12,084	66,190	46,637
Amortization of intangible assets	14,370	17,203	63,741	52,207
Total expenses	261,676	231,124	981,436	835,620
Operating income	155,047	157,357	614,267	572,228
Other income (expense):
Investment income	399	62	701	438
Realized (loss) gain on available-for-sale securities, net	7	6	(92)	(332)
Interest expense	(17,650)	(20,613)	(76,136)	(72,508)
Total other expense, net	(17,244)	(20,545)	(75,527)	(72,402)
Income before income taxes	137,803	136,812	538,740	499,826
Provision for income taxes	(51,428)	(39,487)	(196,426)	(182,363)
Income from continuing operations	86,375	97,325	342,314	317,463
Income from discontinued operations, net of tax of $665 and $644, and $4,753 and $7,703, respectively	848	974	6,066	11,679
Net income	$87,223	$98,299	$348,380	$329,142
Basic net income per share:
Income from continuing operations	$0.51	$0.58	$2.04	$1.91
Income from discontinued operations	0.01	0.01	0.03	0.07
Basic net income per share	$0.52	$0.59	$2.07	$1.98
Diluted net income per share:
Income from continuing operations	$0.50	$0.57	$1.99	$1.85
Income from discontinued operations	0.01	—	0.03	0.07
Diluted net income per share	$0.51	$0.57	$2.02	$1.92
Weighted average shares outstanding:
Basic	167,855,888	166,799,952	168,031,412	165,890,258
Diluted	171,722,557	171,925,360	172,276,360	171,709,518

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2013 and 2012

	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$348,380	$329,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	70,279	50,624
Amortization of intangible assets	64,299	53,575
Amortization of debt issuance costs and original issue discount	2,713	2,337
Allowance for doubtful accounts	2,482	1,065
KSOP compensation expense	14,930	13,111
Stock based compensation	21,087	24,696
Realized loss (gain) on securities, net	92	332
Deferred income taxes	44,140	63,261
Loss on disposal of fixed assets	628	597
Excess tax benefits from exercised stock options	(109,946)	(60,672)
Other operating activities, net	448	265
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	2,106	(6,425)
Prepaid expenses and other assets	(2,386)	550
Income taxes	39,661	83,711
Accounts payable and accrued liabilities	34,022	11,256
Fees received in advance	26,970	20,493
Pension and postretirement benefits	(11,392)	(105,829)
Other liabilities	(41,593)	(13,860)
Net cash provided by operating activities	506,920	468,229
Cash flows from investing activities:
Acquisitions, net of cash acquired of $0 and $36,113, respectively	(983)	(769,513)
Purchase of non-controlling interest in non-public companies	—	(2,250)
Earnout payments	—	(250)
Escrow funding associated with acquisitions	—	(38,800)
Proceeds from release of acquisition related escrows	280	1,455
Purchases of fixed assets	(145,976)	(74,373)
Purchases of available-for-sale securities	(5,870)	(1,784)
Proceeds from sales and maturities of available-for-sale securities	7,484	1,932
Other investing activities, net	(561)	—
Net cash used in investing activities	(145,626)	(883,583)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	—	347,224
Repayment of current portion of long-term debt	(180,000)	—

Repayment of short-term debt refinanced on a long-term basis	—	(347,224)
(Repayment) proceeds from short-term debt, net	(10,000)	357,224
Payment of debt issuance costs	(605)	(3,905)
Repurchases of Class A common stock	(277,411)	(162,275)
Excess tax benefits from exercised stock options	109,946	60,672
Proceeds from stock options exercised	80,368	68,388
Other financing activities, net	(6,770)	(6,549)
Net cash (used in) provided by financing activities	(284,472)	313,555
Effect of exchange rate changes	(840)	15
Increase (decrease) in cash and cash equivalents	75,982	(101,784)
Cash and cash equivalents, beginning of period	89,819	191,603
Cash and cash equivalents, end of period	$165,801	$89,819
Supplemental disclosures:
Taxes paid	$126,846	$47,516
Interest paid	$75,084	$60,977
Non-cash investing and financing activities:
Repurchases of Class A common stock included in accounts payable and accrued liabilities	$3,038	$1,511
Deferred tax (liability) established on the date of acquisitions	$(1,187)	$(80,979)
Capital lease obligations	$10,512	$3,869
Capital expenditures included in accounts payable and accrued liabilities	$5,960	$4,946
Increase in goodwill due to acquisition related escrow distributions	$—	$5,934

VERISK ANALYTICS, INC.
Selected Summary Financial Results: Consolidated, Discontinued, and Continuing Operations
For the Three and Twelve Months Ended December 31, 2013

	4Q 2013			Full Year 2013
($ in millions,		Discontinued	Continuing		Discontinued	Continuing
except EPS)	Total	Operations	Operations	Total	Operations	Operations
Revenues	$441.6	$24.9	$416.7	$1,704.9	$109.2	$1,595.7
Expenses	249.6	22.2	227.4	944.6	93.7	850.9
EBITDA	$192.0	$2.7	$189.3	$760.3	$15.5	$744.8
EBITDA Margin	43.5%	10.9%	45.4%	44.6%	14.2%	46.7%

Net Income	$87.2	$0.8	$86.4	$348.4	$6.1	$342.3
Adj. Net Income	$96.2	$0.9	$95.3	$388.2	$6.4	$381.8
Diluted Adj. EPS	$0.56	$0.01	$0.55	$2.25	$0.04	$2.21

VERISK ANALYTICS, INC.
Quarterly Historical Financial Results from Continuing Operations
For the Years Ended December 31, 2013 and 2012

(in millions, except EPS)
Revenues	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Risk Assessment Revenues	$144.9	$144.2	$143.9	$146.5	$579.5
Decision Analytics Revenues	168.5	194.9	222.9	242.0	828.3
Total Revenues	$313.4	$339.1	$366.8	$388.5	$1,407.8

EBITDA from continuing operations
Risk Assessment EBITDA	$80.4	$76.1	$78.6	$81.2	$316.3
Decision Analytics EBITDA	71.4	80.1	97.9	105.5	354.9
Total EBITDA from continuing operations	$151.8	$156.2	$176.5	$186.7	$671.2

Adjusted net income from continuing operations	$75.6	$76.6	$89.0	$107.6	$348.8

Diluted adjusted EPS from continuing operations	$0.44	$0.45	$0.52	$0.62	$2.03

(in millions, except EPS)
Revenues	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Risk Assessment Revenues	$152.6	$154.3	$155.1	$156.3	$618.3
Decision Analytics Revenues	224.1	236.1	256.8	260.4	977.4
Total Revenues	$376.7	$390.4	$411.9	$416.7	$1,595.7

EBITDA from continuing operations
Risk Assessment EBITDA	$86.1	$86.3	$85.4	$89.1	$346.9
Decision Analytics EBITDA	90.4	93.6	113.7	100.2	397.9
Total EBITDA from continuing operations	$176.5	$179.9	$199.1	$189.3	$744.8

Adjusted net income from continuing operations	$90.0	$92.2	$104.3	$95.3	$381.8

Diluted adjusted EPS from continuing operations	$0.52	$0.53	$0.61	$0.55	$2.21